POWER OF ATTORNEY
                                -----------------

          The undersigned person hereby constitutes and appoints Martha A. Clarke Adamson, the true and lawful attorney-in-fact of the undersigned (the "Attorney-in-Fact") for the undersigned in any and all capacities, to (i) sign and file any and all forms, schedules, statements and other documents required to be filed by the undersigned or any SV Entity ( as defined below) with the Securities and Exchange Commission with respect to any shares of stock or other securities held by Sierra Ventures, L.P., Sierra Ventures III, L.P. (formerly, Sierra Ventures II, L.P.), Sierra Ventures III International, L.P. (formerly Sierra Ventures II International, L.P.), Sierra Ventures IV, L.P., Sierra Ventures IV International, L.P., Sierra Ventures V, L.P., Sierra Ventures VI, L.P., Sierra Ventures VII, L.P., Sierra Ventures VIII, L.P., SV Associates III, L.P., SV Associates IV, L.P., SV Associates V, L.P., SV Associates VI, L.P., Sierra Ventures Associates VII, LLC and Sierra Ventures Associates VIII, LLC (the foregoing entities collectively referred to herein as the "SV Entities"), or shares otherwise beneficially owned by me, (ii) sign and file any and all forms, schedules, statements and other documents required to be filed by the undersigned or any SV Entity with the Internal Revenue Service or any state or local taxing agency and (iii) take any and all action and sign, on behalf of the undersigned, any and all documents, statements and other papers which Attorney-in-Fact deems necessary to carry out the affairs of any SV Entity, in accordance with the instructions of the general partners, or the general partners of the general partner, as applicable, of any SV Entity.

          The undersigned hereby grants to such Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present hereby ratifying and confirming all that such Attorney-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights an powers herein granted.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Power of Attorney this 1st Day of June,2000.


                                        /s/  Jeffrey M. Drazan
                                        ----------------------------------------
                                        in his individual capacity, as a general
                                        partner of a SV Entity, and as a general
                                        partner  or  manager  of  the  general
                                        partner  of  a  SV  Entity


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